AmeriLithium Secures Additional Financing Agreement
              & Receives Initial Payment from US Investor

HENDERSON, NV, July 6, 2011 -- AmeriLithium Corp. (OTC Bulletin Board:
AMEL) is pleased to announce that, on June 29, 2011, Amerilithium signed a financing agreement with JMJ Financial, an American investment company. The financing agreement details an investment of up to $6.7 million over a three year period. AmeriLithium received initial payments of $430,000 on June 30, 2011.

The financing agreement consists of two portions: the initial financing consisting of staged payments totaling $1.7 million; and the secondary financing consisting of up to an additional $5 million, paid monthly which may begin seven months after the signing of the financing agreement. The secondary financing will be made under the resale provisions of Rule 144 of the Securities Act of 1933. Any payments regarding the additional $5 million financing are not assured.

Of particular interest, the financing agreement includes:
-	no warrants;
-	non-exclusive provision which allows AmeriLithium to obtain
financing from other sources without JMJ Financial's
permission; and
-	a "no stock shorting provision" for the protection of
AmeriLithium and our shareholders.

"We're very excited about this new source of funding, and are looking forward to working with our new investor," commented Matthew Worrall, AmeriLithium's chief executive officer. "By utilizing these additional funds, Amerilithium will not only be able to continue advancing its current exploration program, but can also take the necessary steps toward commencing exploration on its additional properties in the near future."

In light of Amerilithium's new infusion of capital, additional information on AmeriLithium's exploration program will be released at a later date as details are solidified.


FOR MORE INFORMATION
More information on AmeriLithium's exploration program, and additional information regarding our business operations, can be found at AmeriLithium's corporate website www.amerilithium.com along with the facility to sign up for regular news updates.

ABOUT LITHIUM: Lithium is a lightweight metal used in a wide range of consumer products the world over: the medical industry uses Lithium as an anti-depressant; industrial uses include glass, ceramic and porcelain enamel manufacture; the aviation industry uses Lithium in alloys. Of particular interest is the use of Lithium for battery production, which has expanded significantly in recent years due to rechargeable Lithium batteries being used increasingly in electrical tools and in the rapidly expanding portable electronics market. Furthermore, the next generation of hybrid and electric vehicles are being designed to use high-capacity Lithium-ion batteries as environmentally-friendly fuel alternatives while the Obama

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administration has introduced $5 billion in funding and incentives for the development of a secure, domestic battery industry with special focus on Lithium-ion batteries.

ABOUT AMERILITHIUM: AmeriLithium is a publicly traded (NASD OTC BB:
AMEL), mining company committed to progressively developing into one of the leading American players in the global Lithium industry. Amerilithium is headquartered in Henderson, NV. AmeriLithium has amassed a Lithium portfolio consisting of ~724,000 acres, including three Nevada-based projects nearby the only Lithium producing plant in the US, a large project in Alberta, Canada, and a project in Western Australia.


ON BEHALF OF THE BOARD OF DIRECTORS,

AmeriLithium Corp.
Matthew Worrall, Chief Executive Officer

Contact:
AmeriLithium Corp.
871 Coronado Center Dr.
Ste. 200
Henderson
Nevada
89052

Phone:      (702) 583-7790
Fax:        (702) 583-7791
Email:      info@amerilithium.com

INVESTOR RELATIONS:
Toll Free:  1-888-982-6374
Email:      ir@amerilithium.com

Certain statements in this press release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. AmeriLithium Corp. bases these forward-looking statements on current expectations and projections about future events, based on information currently available. The forward-looking statements contained in this press release may also include statements relating to AmeriLithium Corp.'s anticipated financial performance, business prospects, new developments, strategies and similar matters. AmeriLithium Corp. disclaims any obligation to update any of its forward-looking statements, except as may be required by law.